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                                                                   EXHIBIT 12.1




                     STATEMENT RE: COMPUTATION OF EARNINGS

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                                                                                                                             NINE
                                                                                                                            MONTHS
                                                                                                                            ENDED
                                                                            YEAR ENDED SEPTEMBER 30,                       JUNE 29,
                                                       ------------------------------------------------------------        --------
($ IN MILLIONS)                                        1997          1998          1999          2000          2001          2002
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
EARNINGS

  Pre tax income from continuing operations........    $69.6         $61.9        $117.0        $116.3        $28.7         $184.9

  Interest expense................................      25.2          32.2          79.1          93.9         87.7           58.8

  Interest factor on rents........................       4.1           4.5           6.1           5.9          7.3            8.2

  Amortization of capitalized interest............       0.0           0.1           0.1           0.2          0.4            0.5

  Losses incurred by majority-owned
   subsidiaries not recorded......................        --           0.5           0.2           0.4          0.4            0.2
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                                                       $98.9         $98.2        $202.1        $215.9       $123.7         $252.2
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FIXED CHARGES:

  Interest expense................................     $25.2         $32.2         $79.1         $93.9        $87.7          $58.8

  Interest capitalized............................       0.4           0.8           1.0           2.1          3.1            0.8
                                                       -----         -----         -----         -----        -----          -----

    Interest incurred.............................      25.6          33.0          80.1          96.0         90.8           59.6
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  Rent expense....................................     $12.3         $13.5         $18.5         $17.9        $22.0          $24.9

  Estimated interest factor.......................       33%           33%           33%           33%          33%            33%
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    Interest factor on rents......................       4.1           4.5           6.1           5.9          7.3            8.2
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      Total fixed charges (A).....................     $29.7         $37.5         $86.2        $101.9        $98.1          $67.8
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  Ratio of earnings to fixed charges..............       3.3           2.6           2.3           2.1          1.3            3.7
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COMBINED FIXED CHARGES
AND PREFERRED DIVIDENDS:

  Preferred dividend requirements.................      $9.8          $9.8          $9.7          $6.4         $0.0            $0.0

  Ratio of pretax income to net income............       1.76          1.67          1.69          1.59         n/a             n/a
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      Preferred dividend factor (B)...............     $17.2         $16.4         $16.4         $10.2         $0.0            $0.0
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      Total combined fixed charges and
        preferred dividends ((A) & (B))...........     $46.9         $53.9        $102.6        $112.1        $98.1           $67.8
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  Ratio of earnings to combined fixed
    charges and preferred dividends...............       2.1           1.8           2.0           1.9          1.3             3.7
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